SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2014

Universal Display Corporation

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, the shareholders of Universal Display Corporation (the “Company”) approved the amended and restated Universal Display Corporation Equity Compensation Plan (the “Equity Plan”) at the Company’s 2014 Annual Meeting of Shareholders held on June 19, 2014 (the “2014 Annual Meeting”). The Equity Plan was originally effective on September 1, 1995, and was last amended and restated effective as of March 7, 2013. Our Board of Directors determined on April 8, 2014, that this amended and restated Equity Plan is in the best interest of the Company.

The Equity Plan (i) increases the maximum number of shares of common stock that may be issued under the Equity Plan from 8,000,000 to 10,500,000; (ii) modifies the mechanism by which shares subject to grants are counted against the aggregate plan limit; (iii) increases certain per person, per calendar year annual share and dollar limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (iv) allows stock options to be exercised by net exercise; (v) modifies the performance criteria for qualified performance-based compensation limitations for purposes of Section 162(m) of the Code; (vi) modifies the treatment of grants made on or after June 19, 2014, which is the effective date of the amendment and restatement (“Effective Date”), in the event of a change in control to allow “double trigger” or other vesting and payment terms; (vii) with respect to grantees who are subject to taxation in countries other than the United States, allows the Compensation Committee of our Board of Directors (the “Committee”) to modify the terms and conditions of grants to comply with laws of the applicable countries; (viii) extends the term of the Equity Plan until the day immediately preceding the tenth anniversary of the Effective Date; (ix) prohibits repricing of stock options and stock appreciation units without shareholder approval; (x) requires that all grants vest over a period of at least one year, subject to limited exceptions; and (xi) makes certain clarifying changes.

All employees, all non-employee directors, and all consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, are eligible to participate in the Equity Plan.

The foregoing description of the Equity Plan is a summary and is qualified in its entirety by reference to the full text of the Equity Plan, which is filed as Exhibit A to the Company’s Definitive Proxy Statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2014 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held the 2014 Annual Meeting on June 19, 2014.

(b) The number of votes represented at the 2014 Annual Meeting, in person or by proxy, was 35,535,705. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present for quorum purposes. The matters voted upon at the 2014 Annual Meeting and the results of the vote on each such matter are set forth below:

1. Election of Directors.

Name	Votes FOR	Votes AGAINST	Abstentions	Broker Non- Votes
Steven V. Abramson	20,383,751	3,021,597	27,150	12,103,207
Leonard Becker	22,934,806	468,732	29,210	12,102,957
Richard C. Elias	23,293,774	108,811	30,163	12,102,957
Elizabeth H. Gemmill	21,146,636	2,257,549	28,563	12,102,957
C. Keith Hartley	23,152,377	250,806	29,565	12,102,957
Lawrence Lacerte	23,032,240	372,782	27,725	12,102,958
Sidney D. Rosenblatt	18,499,471	4,910,987	22,040	12,103,207
Sherwin I. Seligsohn	18,928,643	3,615,041	888,814	12,103,207

*	Abstentions and broker non-votes were not considered votes “cast” with respect to the election of directors.

2. Proposal to approve the Universal Display Corporation Equity Compensation Plan.

Votes FOR	Votes AGAINST	Abstentions	Broker Non- Votes
20,545,577	2,811,739	75,182	12,103,207

*	Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3. Advisory approval of the Company’s executive officer compensation.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
21,759,982	924,320	748,445	12,102,958

*	Abstentions and broker non-votes were not considered votes “cast” on this proposal.

4. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
34,702,387	490,011	143,307	0

*	Abstentions and broker non-votes were not considered votes “cast” on this proposal.

(c) Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Universal Display Corporation Equity Compensation Plan (filed as Exhibit A to the Company’s Definitive Proxy Statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
Name: Sidney D. Rosenblatt
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: June 20, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Universal Display Corporation Equity Compensation Plan (filed as Exhibit A to the Company’s Definitive Proxy Statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2014 and incorporated herein by reference).